Exhibit 99

National Fuel Gas Company	Financial News

6363 Main Street/Williamsville, NY 14221

Timothy J. Silverstein
Investor Relations
716-857-6987
Release Date: Immediate August 5, 2010
David P. Bauer
Treasurer
716-857-7318
NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2010 and for the nine months ended June 30, 2010.
HIGHLIGHTS
•	Consolidated Earnings for the third quarter were $42.6 million or $0.51 per share, a decrease of $0.3 million, or $0.02 per share, from the third quarter of fiscal 2009 due to lower earnings in the Pipeline and Storage segment.
•	Compared to the prior year’s third quarter, production of crude oil and natural gas increased approximately 1.7 billion cubic feet equivalent (“Bcfe”), or 15.1%, to 13.3 Bcfe. Appalachian production increased 115% to 4.8 Bcfe, including production from the Marcellus Shale of 2.4 Bcfe. The Company’s production forecast for the entire 2010 fiscal year is expected to be between 48 and 51 Bcfe.
•	Seneca Resources Corporation (“Seneca”) has increased its estimate of net risked Marcellus resource potential to a range of 8 to 15 trillion cubic feet (“Tcf”) across an area of 738,000 acres that it considers to be prospective in the Marcellus Shale.
•	The Company is narrowing its GAAP earnings guidance range for fiscal 2010 to a range of $2.60 to $2.70 per share. The previous earnings guidance had been a range between $2.45 to $2.70 per share. This guidance assumes flat NYMEX pricing of $5.00 per Million British Thermal Units (“MMBtu”) for natural gas and $75.00 per barrel (“Bbl”) for crude oil for unhedged production for the remainder of the fiscal year.
•	The Company’s preliminary GAAP earnings guidance for fiscal 2011 is in the range of $2.60 to $2.90 per share. The 2011 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 60 to 70 Bcfe and is based on an assumed average NYMEX price, exclusive of basis differential, of $5.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil.
•	A conference call is scheduled for Friday, August 6, 2010, at 11 a.m. Eastern Time.
-more-

MANAGEMENT COMMENTS
     David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “Results for the third quarter of fiscal year 2010 were consistent with our expectations, supported by strong production growth from the Exploration and Production segment along with the stable and predictable results from the Utility business.”
     “Seneca continues to execute on its aggressive growth plans. With the recent addition of a third Seneca operated rig in the Marcellus Shale, we have accelerated our pace of drilling. This increased drilling, combined with continued strong well results, has allowed us to nearly double the midpoint of our Marcellus resource potential estimate to 11.5 Tcf. The increase in this estimate and the ongoing development of the entire play continue to provide development opportunities for Seneca, Midstream and the Pipeline and Storage segment.”
     “In the Appalachian Basin, industry-wide growth in production has put pressure on natural gas prices. The erosion of historically favorable prices at the import point at the Canadian border has created short-term challenges in the Pipeline and Storage segment. These challenges, however, continue to create opportunities for new infrastructure construction that will help transport Marcellus Shale gas to the major markets.”
     “Our current cash position and strong balance sheet will allow National Fuel to capitalize on the potential provided by the Marcellus Shale, generating long-term value for our shareholders.”
SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended June 30, 2010, of $42.6 million, or $0.51 per share, compared to the prior year’s third quarter earnings of $42.9 million, or $0.53 per share, a decrease of $0.3 million or $0.02 per share. (Note: All references to earnings per share are to diluted earnings per share. All amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted).
     Consolidated earnings for the nine months ended June 30, 2010, of $187.5 million, or $2.27 per share, increased $113.8 million, or $1.35 per share, from the same period in the prior year, where earnings were $73.7 million or $0.92 per share.
-more-

Page 2.

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
(in thousands except per share amounts)	2010	2009	2010	2009
Reported GAAP earnings	$42,585	$42,904	$187,512	$73,710
Items impacting comparability[1]:
Impairment of oil and gas producing properties				108,207
Impairment of investment in partnership				1,085
Gain on life insurance policies				(2,312)

Operating Results	$42,585	$42,904	$187,512	$180,690

Reported GAAP earnings per share	$0.51	$0.53	$2.27	$0.92
Items impacting comparability[1]:
Impairment of oil and gas producing properties				1.35
Impairment of investment in partnership				0.01
Gain on life insurance policies				(0.03)

Operating Results	$0.51	$0.53	$2.27	$2.25

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the nine months ended June 30, 2010, to the comparable period in fiscal 2009. Excluding these items, Operating Results for the nine months ended June 30, 2010, of $187.5 million, or $2.27 per share, increased $6.8 million, or $0.02 per share, from the same period in the prior year, where Operating Results were $180.7 million or $2.25 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, in the Appalachian region and in the Gulf of Mexico.
     The Exploration and Production segment’s earnings in the third quarter of fiscal 2010 of $27.9 million, or $0.33 per share, increased $0.8 million, or less than $0.01 per share, when compared with the prior year’s third quarter.
     Overall production for the current quarter of 13.3 Bcfe increased approximately 1.7 Bcfe, or 15.1 percent, compared to the prior year’s third quarter. Production increased approximately 115
-more-

Page 3.

percent in Appalachia mainly due to higher production from Marcellus wells of 2.4 Bcfe. In the Gulf of Mexico, production decreased 0.8 Bcfe. Production in California was consistent with the prior year.
     In addition to the higher production, higher crude oil prices realized after hedging had a positive impact on earnings. Lower natural gas prices realized after hedging reduced earnings. For the quarter ended June 30, 2010, the weighted average oil price received by Seneca (after hedging) was $75.23 per Bbl, an increase of $8.04 per Bbl from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2010, was $5.74 per thousand cubic feet (“Mcf”), a decrease of $0.20 per Mcf.
     Several other items also impacted earnings including: higher lease operating expenses (“LOE”) (mainly due to higher steam fuel cost and the operating costs associated with the July 2009 acquisition of the Ivanhoe assets in California, and the costs to transport Marcellus production in Appalachia) and higher depletion expense (due mainly to the increase in the depletable base and higher production).
     The Exploration and Production segment’s earnings of $85.0 million, or $1.03 per share, for the nine months ended June 30, 2010, compares to a loss of $38.4 million, or $0.47 per share, for the nine months ended June 30, 2009. The increase was mainly due to the non-cash impairment charge of $108.2 million taken in the first quarter of fiscal 2009 to write down the value of Seneca’s oil and natural gas producing properties. Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on period end spot prices (the “ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling calculation, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. The impairment at December 31, 2008, was mainly driven by a significant decrease in commodity prices. At June 30, 2010, the ceiling exceeded the book value of Seneca’s oil and gas properties by approximately $231 million.
     Excluding the impact of the ceiling test charge in the prior year’s first quarter, Operating Results for the nine months ended June 30, 2010, of $85.0 million, or $1.03 per share, increased $15.2 million, or $0.15 per share, from the prior year. The increase was primarily due to higher natural gas production and higher crude oil prices realized after hedging.
     Overall production for the nine months ended June 30, 2010, increased 17.3 percent to 36.6 Bcfe, an increase of 5.4 Bcfe compared to the prior year’s nine-month period. Production increased 78.9 percent in Appalachia mainly due to 4.1 Bcfe of Marcellus production and higher production from upper Devonian wells. In the Gulf of Mexico, production increased by 4.8 percent. California production was consistent with the prior year.
     In addition to overall higher production, higher crude oil prices realized after hedging contributed to the increase in Operating Results. Lower natural gas prices realized after hedging reduced Operating Results. For the nine months ended June 30, 2010, the weighted average oil price received by Seneca (after hedging) was $75.65 per Bbl, an increase of $12.98 per Bbl from the prior year’s nine-month period. The weighted average natural gas price received by Seneca
-more-

Page 4.

(after hedging) for the nine months ended June 30, 2010, was $6.16 per Mcf, a decrease of $1.12 per Mcf.
     Other items impacting Operating Results for the nine months ended June 30, 2010, were higher depletion expense (mainly due to the increase in production and a higher depletable base) and higher LOE (mainly due to higher steam fuel cost and the operating costs associated with the July 2009 acquisition of the Ivanhoe assets in California, and the costs to transport Marcellus production in Appalachia).
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $7.2 million, or $0.09 per share, for the quarter ended June 30, 2010, decreased $2.0 million, or $0.02 per share, when compared with the same period in the prior fiscal year. Transportation revenues for both Supply Corporation and Empire decreased in the current quarter compared to the third quarter of 2009. Persistent strong Niagara/Chippawa basis prices have caused shippers to evaluate lower cost supply sources, and certain shippers have reduced their imports of natural gas from Canada. This has resulted in some contract terminations on Supply Corporation from Niagara and available firm capacity on Empire from Chippawa remaining unsold. In order to offset these lower shipping volumes, Supply Corporation’s Northern Access expansion project and Empire’s Tioga County Extension Project have been designed to utilize that available capacity to provide producers of Marcellus gas a transportation path from the Marcellus supply basins to Canadian and other northeastern markets.
     Higher operating expense (mainly due to increased pension expense) and property taxes also decreased earnings for the current quarter. An increase in efficiency gas revenue due to higher prices and retained volumes during the current quarter partially offset the decrease in earnings for the quarter.
     The Pipeline and Storage segment’s earnings of $30.0 million, or $0.37 per share, for the nine months ended June 30, 2010, decreased $11.5 million, or $0.15 per share, when compared with the nine months ended June 30, 2009. The decrease in earnings for the current nine-month period was due to higher operating expenses (mainly due to increased pension and other operating expenses), higher property taxes and interest expense and a lower allowance for funds used during construction (“AFUDC”) for the current nine-month period.
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York
-more-

Page 5.

and northwestern Pennsylvania. The Utility segment’s earnings of $6.0 million, for the quarter ended June 30, 2010, compare to earnings of $5.4 million, for the quarter ended June 30, 2009.
     In the New York Division, earnings increased $0.4 million. The increase is primarily due to lower interest expense on over recoveries of purchased gas costs, which more than offset higher operating expenses for the quarter. In the Pennsylvania Division, earnings increased $0.2 million. The impact on earnings of warmer weather and higher interest expense was more than offset by a lower effective tax rate.
     The Utility segment’s earnings of $62.3 million for the nine months ended June 30, 2010, increased from earnings of $60.3 million for the nine months ended June 30, 2009. Earnings in the New York Division for the nine months ended June 30, 2010, of $40.6 million decreased $0.1 million compared to the prior year. Higher interest expense on long-term debt and the impact of regulatory true-up adjustments more than offset the impact of lower operating expenses during the nine-month period.
     For the nine months ended June 30, 2010, earnings in the Pennsylvania Division of $21.7 million increased $2.1 million compared to the prior year. Lower operating expenses and a lower effective tax rate more than offset higher interest expense, warmer weather and lower customer usage during the nine-month period.
Energy Marketing
     National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.
     The Energy Marketing segment’s earnings for the quarter ended June 30, 2010, of $1.4 million increased $0.1 million compared to the third quarter of the prior year. Earnings for the nine months ended June 30, 2010, in the Energy Marketing segment of $8.5 million increased $1.0 million compared to the prior year. The increase in the quarter and year to date earnings is due to higher margins compared to the same periods in fiscal 2009.
Corporate and All Other
     The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: Highland Forest Resources, Inc., a corporation that markets high quality hardwoods from New York and Pennsylvania land holdings; Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities that are fueled by natural gas or landfill gas; and National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region.
     Earnings in the Corporate and All Other category for the quarter ended June 30, 2010, were $0.1 million compared to the prior year’s third quarter loss of $0.1 million. Earnings from Midstream’s pipeline gathering and natural gas processing operations, higher margins from the
-more-

Page 6.

timber operations and higher margins in the landfill gas operations more than offset a higher effective tax rate.
     Earnings in the Corporate and All Other category for the nine months ended June 30, 2010, were $1.7 million compared to earnings of $2.7 million in the prior year nine-month period. The comparability of the results for the nine months ended June 30, 2010, was impacted by a $2.3 million gain recognized on corporate-owned executive life insurance policies and a $1.1 million impairment in the value of Horizon Power’s 50 percent investment in Energy Systems North East, LLC in the prior year’s first quarter. Excluding these items, Operating Results for the nine months ended June 30, 2010, increased $0.2 million. Earnings from Midstream’s pipeline gathering and processing operations, higher margins from the timber operations (mainly due to lower prices paid for purchased logs and stumpage), higher margins in the landfill gas operations and higher interest income were offset by higher interest expense and a higher effective tax rate.
EARNINGS GUIDANCE
     The Company is narrowing its earnings guidance for fiscal 2010 to reflect actual results for the nine months ended June 30, 2010. The revised GAAP earnings range is $2.60 to $2.70 per share. The previous guidance range had been $2.45 to $2.70 per share. This includes oil and gas production for fiscal 2010 for the Exploration and Production segment in a range between 48 and 51 Bcfe, hedges currently in place, and NYMEX equivalent flat commodity pricing on non-hedged volumes exclusive of basis differential of $5.00 per MMBtu for natural gas and $75.00 per Bbl for crude oil.
     The Company’s preliminary GAAP earnings guidance for fiscal 2011 is in the range of $2.60 to $2.90 per share. This includes oil and gas production for the Exploration and Production segment in the range of 60 to 70 Bcfe and is based on an assumed average NYMEX price, exclusive of basis differential, of $5.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, August 6, 2010, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the Investor Relations page on National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-866-783-2142, using the passcode “60304436.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “88538993.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 13, 2010.
     National Fuel is an integrated energy company with $4.9 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.
-more-

Page 7.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872
Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and their effect on the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments; occurrences affecting the Company’s ability to obtain financing under credit lines or other credit facilities or through the issuance of commercial paper, other short-term notes or debt or equity securities, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, hurricanes, other severe weather, pest infestation or other natural disasters; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, and the need to obtain governmental approvals and permits and comply with environmental laws and regulations; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between oil having different quality and/or different geographic locations, or changes in the price differentials between natural gas having different heating values and/or different geographic locations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; significant differences between the Company’s projected and actual capital expenditures and operating expenses, and unanticipated project delays or changes in project costs or plans; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-
-more-

Page 8.

retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
-more-

Page 9.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Third quarter 2009 GAAP earnings	$27,083	$9,221	$5,396	$1,331	$(127)	$42,904

Drivers of operating results
Higher (lower) crude oil prices	4,227					4,227
Higher (lower) natural gas prices	(1,072)					(1,072)
Higher (lower) natural gas production	7,527					7,527
Higher (lower) crude oil production	(1,496)					(1,496)
Higher (lower) processing plant revenues	717					717
Lower (higher) lease operating expenses	(3,072)					(3,072)
Lower (higher) depreciation / depletion	(3,567)				(765)	(4,332)

Higher (lower) transportation revenues		(460)				(460)
Higher (lower) efficiency gas revenues		622				622
Lower (higher) operating costs	(1,018)	(1,114)	(590)	(283)	(420)	(3,425)
Lower (higher) property, franchise and other taxes		(544)				(544)

Warmer weather in Pennsylvania			(936)			(936)

Income from unconsolidated subsidiaries						—

Higher (lower) margins				473	2,975	3,448

Higher (lower) interest income		(313)				(313)
Lower (higher) interest expense	420		474			894

Lower (higher) income tax expense / effective tax rate	(1,740)		1,842		(1,133)	(1,031)

All other / rounding	(126)	(178)	(217)	(110)	(442)	(1,073)

Third quarter 2010 GAAP earnings	$27,883	$7,234	$5,969	$1,411	$88	$42,585

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Third quarter 2009 GAAP earnings	$0.33	$0.11	$0.07	$0.02	$—	$0.53

Drivers of operating results
Higher (lower) crude oil prices	0.05					0.05
Higher (lower) natural gas prices	(0.01)					(0.01)
Higher (lower) natural gas production	0.09					0.09
Higher (lower) crude oil production	(0.02)					(0.02)
Higher (lower) processing plant revenues	0.01					0.01
Lower (higher) lease operating expenses	(0.04)					(0.04)
Lower (higher) depreciation / depletion	(0.04)				(0.01)	(0.05)

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) efficiency gas revenues		0.01				0.01
Lower (higher) operating costs	(0.01)	(0.01)	(0.01)	—	(0.01)	(0.04)
Lower (higher) property, franchise and other taxes		(0.01)				(0.01)

Warmer weather in Pennsylvania			(0.01)			(0.01)

Income from unconsolidated subsidiaries						—

Higher (lower) margins				—	0.04	0.04

Higher (lower) interest income		—				—
Lower (higher) interest expense	0.01		0.01			0.02

Lower (higher) income tax expense / effective tax rate	(0.02)		0.02		(0.01)	(0.01)

All other / rounding	(0.02)	—	(0.01)	—	(0.01)	(0.04)

Third quarter 2010 GAAP earnings	$0.33	$0.09	$0.07	$0.02	$—	$0.51

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Utility	Marketing	All Other	Consolidated

Nine months ended June 30, 2009 GAAP earnings	$(38,366)	$41,582	$60,303	$7,509	$2,682	$73,710
Items impacting comparability:
Gain on life insurance policies					(2,312)	(2,312)
Impairment of investment in partnership					1,085	1,085
Impairment of oil and gas properties	108,207					108,207

Nine months ended June 30, 2009 operating results	69,841	41,582	60,303	7,509	1,455	180,690

Drivers of operating results
Higher (lower) crude oil prices	20,496					20,496
Higher (lower) natural gas prices	(16,061)					(16,061)
Higher (lower) natural gas production	27,382					27,382
Higher (lower) crude oil production	(2,646)					(2,646)
Higher (lower) processing plant revenues	1,536					1,536
Lower (higher) lease operating expenses	(4,622)					(4,622)
Lower (higher) depreciation / depletion	(7,542)				(1,598)	(9,140)

Higher (lower) transportation revenues		(266)				(266)
Higher (lower) efficiency gas revenues		376				376
Lower (higher) operating costs	(866)	(3,262)	3,663	(101)	(378)	(944)
Lower (higher) property, franchise and other taxes		(1,578)				(1,578)

Warmer weather in Pennsylvania			(875)			(875)
Higher (lower) usage			(2,106)			(2,106)
Regulatory true-up adjustments			(1,100)			(1,100)

Income (loss) from unconsolidated subsidiaries					(578)	(578)

Higher (lower) margins				1,019	6,526	7,545

Higher (lower) AFUDC*		(2,835)				(2,835)
Higher (lower) interest income	(1,097)	(537)			3,184	1,550
Lower (higher) interest expense	1,585	(3,201)	(2,751)		(3,854)	(8,221)

Lower (higher) income tax expense / effective tax rate	(2,717)		5,349		(3,594)	(962)

All other / rounding	(243)	(243)	(229)	45	541	(129)

Nine months ended June 30, 2010 GAAP earnings	$85,046	$30,036	$62,254	$8,472	$1,704	$187,512

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2010

	Exploration &	Pipeline &		Energy	Corporate /
	Production	Storage	Utility	Marketing	All Other	Consolidated

Nine months ended June 30, 2009 GAAP earnings	$(0.47)	$0.52	$0.75	$0.09	$0.03	$0.92
Items impacting comparability:
Gain on life insurance policies					(0.03)	(0.03)
Impairment of investment in partnership					0.01	0.01
Impairment of oil and gas properties	1.35					1.35

Nine months ended June 30, 2009 operating results	0.88	0.52	0.75	0.09	0.01	2.25

Drivers of operating results
Higher (lower) crude oil prices	0.25					0.25
Higher (lower) natural gas prices	(0.19)					(0.19)
Higher (lower) natural gas production	0.33					0.33
Higher (lower) crude oil production	(0.03)					(0.03)
Higher (lower) processing plant revenues	0.02					0.02
Lower (higher) lease operating expenses	(0.06)					(0.06)
Lower (higher) depreciation / depletion	(0.09)				(0.02)	(0.11)

Higher (lower) transportation revenues		—				—
Higher (lower) efficiency gas revenues		—				—
Lower (higher) operating costs	(0.01)	(0.04)	0.04	—	—	(0.01)
Lower (higher) property, franchise and other taxes		(0.02)				(0.02)

Warmer weather in Pennsylvania			(0.01)			(0.01)
Higher (lower) usage			(0.03)			(0.03)
Regulatory true-up adjustments			(0.01)			(0.01)

Income (loss) from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				0.01	0.08	0.09

Higher (lower) AFUDC*		(0.03)				(0.03)
Higher (lower) interest income	(0.01)	(0.01)			0.04	0.02
Lower (higher) interest expense	0.02	(0.04)	(0.03)		(0.05)	(0.10)

Lower (higher) income tax expense / effective tax rate	(0.03)		0.06		(0.04)	(0.01)

All other / rounding (including impact of higher weighted average shares)	(0.05)	(0.01)	(0.02)		0.01	(0.07)

Nine months ended June 30, 2010 GAAP earnings	$1.03	$0.37	$0.75	$0.10	$0.02	$2.27

*	AFUDC = Allowance for Funds Used During Construction

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
(Thousands of Dollars, except per share amounts)	2010	2009	2010	2009
SUMMARY OF OPERATIONS
Operating Revenues	$354,127	$367,111	$1,482,518	$1,778,919

Operating Expenses:
Purchased Gas	98,400	126,969	605,617	941,171
Operation and Maintenance	97,388	91,679	308,903	311,496
Property, Franchise and Other Taxes	18,605	17,576	57,719	56,709
Depreciation, Depletion and Amortization	50,588	43,659	142,433	127,715
Impairment of Oil and Gas Producing Properties	—	—	—	182,811

	264,981	279,883	1,114,672	1,619,902

Operating Income	89,146	87,228	367,846	159,017

Other Income (Expense):
Income from Unconsolidated Subsidiaries	624	627	1,696	2,719
Impairment of Investment in Partnership	—	—	—	(1,804)
Other Income	851	1,522	2,473	7,350
Interest Income	569	1,460	2,049	4,358
Interest Expense on Long-Term Debt	(21,115)	(21,756)	(65,238)	(57,357)
Other Interest Expense	(1,874)	(2,539)	(5,264)	(5,013)

Income Before Income Taxes	68,201	66,542	303,562	109,270

Income Tax Expense	25,616	23,638	116,050	35,560

Net Income Available for Common Stock	$42,585	$42,904	$187,512	$73,710

Earnings Per Common Share:
Basic	$0.52	$0.54	$2.31	$0.93

Diluted	$0.51	$0.53	$2.27	$0.92

Weighted Average Common Shares:
Used in Basic Calculation	81,801,377	79,551,195	81,178,000	79,450,838

Used in Diluted Calculation	82,970,921	80,391,402	82,556,730	80,248,787

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2010	2009

ASSETS
Property, Plant and Equipment	$5,518,060	$5,184,844
Less — Accumulated Depreciation, Depletion and Amortization	2,164,383	2,051,482

Net Property, Plant and Equipment	3,353,677	3,133,362

Current Assets:
Cash and Temporary Cash Investments	458,847	408,053
Cash Held in Escrow	2,000	2,000
Hedging Collateral Deposits	8,222	848
Receivables — Net	143,684	144,466
Unbilled Utility Revenue	12,957	18,884
Gas Stored Underground	27,245	55,862
Materials and Supplies — at average cost	32,753	24,520
Other Current Assets	42,639	68,474
Deferred Income Taxes	32,893	53,863

Total Current Assets	761,240	776,970

Other Assets:
Recoverable Future Taxes	138,435	138,435
Unamortized Debt Expense	13,116	14,815
Other Regulatory Assets	518,225	530,913
Deferred Charges	6,447	2,737
Other Investments	76,354	78,503
Investments in Unconsolidated Subsidiaries	14,037	14,940
Goodwill	5,476	5,476
Intangible Assets	20,188	21,536
Fair Value of Derivative Financial Instruments	41,897	44,817
Other	269	6,625

Total Other Assets	834,444	858,797

Total Assets	$4,949,361	$4,769,129

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 81,965,317 Shares and 80,499,915 Shares, Respectively	$81,965	$80,500
Paid in Capital	644,751	602,839
Earnings Reinvested in the Business	1,053,176	948,293

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,779,892	1,631,632
Accumulated Other Comprehensive Loss	(38,153)	(42,396)

Total Comprehensive Shareholders’ Equity	1,741,739	1,589,236
Long-Term Debt, Net of Current Portion	1,049,000	1,249,000

Total Capitalization	2,790,739	2,838,236

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,000	—
Accounts Payable	106,087	90,723
Amounts Payable to Customers	51,014	105,778
Dividends Payable	28,278	26,967
Interest Payable on Long-Term Debt	17,203	32,031
Customer Advances	1,029	24,555
Customer Security Deposits	18,618	17,430
Other Accruals and Current Liabilities	65,244	18,875
Fair Value of Derivative Financial Instruments	2,776	2,148

Total Current and Accrued Liabilities	490,249	318,507

Deferred Credits:
Deferred Income Taxes	735,558	663,876
Taxes Refundable to Customers	67,057	67,046
Unamortized Investment Tax Credit	3,463	3,989
Cost of Removal Regulatory Liability	123,357	105,546
Other Regulatory Liabilities	86,106	120,229
Pension and Other Post-Retirement Liabilities	420,361	415,888
Asset Retirement Obligations	92,601	91,373
Other Deferred Credits	139,870	144,439

Total Deferred Credits	1,668,373	1,612,386

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$4,949,361	$4,769,129

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	June 30,
(Thousands of Dollars)	2010	2009

Operating Activities:
Net Income Available for Common Stock	$187,512	$73,710
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	182,811
Depreciation, Depletion and Amortization	142,433	127,715
Deferred Income Taxes	63,813	(85,494)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	904	180
Impairment of Investment in Partnership	—	1,804
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,207)	(5,927)
Other	7,884	11,751
Change in:
Hedging Collateral Deposits	(7,374)	(6,358)
Receivables and Unbilled Utility Revenue	6,676	(5,520)
Gas Stored Underground and Materials and Supplies	20,384	71,491
Unrecovered Purchased Gas Costs	—	35,808
Prepayments and Other Current Assets	39,043	37,904
Accounts Payable	127	(82,146)
Amounts Payable to Customers	(54,764)	43,019
Customer Advances	(23,526)	(29,788)
Customer Security Deposits	1,188	3,314
Other Accruals and Current Liabilities	30,961	162,903
Other Assets	29,197	(8,517)
Other Liabilities	(11,358)	(14,453)

Net Cash Provided by Operating Activities	$419,893	$514,207

Investing Activities:
Capital Expenditures	($327,513)	($240,312)
Cash Held in Escrow	—	(2,000)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	3,701
Other	(273)	(1,674)

Net Cash Used in Investing Activities	($327,786)	($240,285)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,207	$5,927
Net Proceeds from Issuance of Long-Term Debt	—	247,780
Reduction of Long-Term Debt	—	(100,000)
Dividends Paid on Common Stock	(81,318)	(77,398)
Proceeds From Issuance of Common Stock	26,798	14,760

Net Cash Provided by (Used In) Financing Activities	($41,313)	$91,069

Net Increase in Cash and Temporary Cash Investments	50,794	364,991
Cash and Temporary Cash Investments at Beginning of Period	408,053	68,239

Cash and Temporary Cash Investments at June 30	$458,847	$433,230

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended				Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$112,802	$97,619	$15,183	$328,312	$281,410	$46,902

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	8,353	6,849	1,504	25,700	22,465	3,235
Lease Operating Expense	15,964	11,775	4,189	43,895	36,944	6,951
All Other Operation and Maintenance Expense	2,400	2,325	75	6,734	8,599	(1,865)
Property, Franchise and Other Taxes (Lease Operating Expense)	2,878	2,341	537	7,881	7,722	159
Depreciation, Depletion and Amortization	28,959	23,472	5,487	78,762	67,159	11,603
Impairment of Oil and Gas Producing Properties	—	—	—	—	182,811	(182,811)

	58,554	46,762	11,792	162,972	325,700	(162,728)

Operating Income (Loss)	54,248	50,857	3,391	165,340	(44,290)	209,630

Other Income (Expense):
Interest Income	190	319	(129)	500	2,186	(1,686)
Other Interest Expense	(7,259)	(7,905)	646	(23,013)	(25,452)	2,439

Income (Loss) Before Income Taxes	47,179	43,271	3,908	142,827	(67,556)	210,383
Income Tax Expense (Benefit)	19,296	16,188	3,108	57,781	(29,190)	86,971

Net Income (Loss)	$27,883	$27,083	$800	$85,046	$(38,366)	$123,412

Net Income (Loss) Per Share (Diluted)	$0.33	$0.33	$—	$1.03	$(0.47)	$1.50

	Three Months Ended				Nine Months Ended
	June 30,			June 30,
	2010	2009	Variance	2010	2009	Variance

PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$32,086	$30,791	$1,295	$107,560	$105,904	$1,656
Intersegment Revenues	19,466	20,033	(567)	60,289	62,026	(1,737)

Total Operating Revenues	51,552	50,824	728	167,849	167,930	(81)

Operating Expenses:
Purchased Gas	67	8	59	139	137	2
Operation and Maintenance	18,404	16,690	1,714	55,566	50,546	5,020
Property, Franchise and Other Taxes	5,119	4,281	838	15,216	12,789	2,427
Depreciation, Depletion and Amortization	8,895	8,750	145	26,617	26,416	201

	32,485	29,729	2,756	97,538	89,888	7,650

Operating Income	19,067	21,095	(2,028)	70,311	78,042	(7,731)

Other Income (Expense):
Interest Income	65	546	(481)	117	943	(826)
Other Income	119	175	(56)	365	3,192	(2,827)
Other Interest Expense	(6,507)	(6,505)	(2)	(19,684)	(14,760)	(4,924)

Income Before Income Taxes	12,744	15,311	(2,567)	51,109	67,417	(16,308)
Income Tax Expense	5,510	6,090	(580)	21,073	25,835	(4,762)

Net Income	$7,234	$9,221	$(1,987)	$30,036	$41,582	$(11,546)

Net Income Per Share (Diluted)	$0.09	$0.11	$(0.02)	$0.37	$0.52	$(0.15)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended				Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

UTILITY SEGMENT
Revenues from External Customers	$126,326	$158,310	$(31,984)	$707,323	$1,009,962	$(302,639)
Intersegment Revenues	2,653	2,940	(287)	13,315	13,339	(24)

Total Operating Revenues	128,979	161,250	(32,271)	720,638	1,023,301	(302,663)

Operating Expenses:
Purchased Gas	50,404	80,505	(30,101)	389,992	681,989	(291,997)
Operation and Maintenance	42,899	42,404	495	146,327	155,088	(8,761)
Property, Franchise and Other Taxes	10,140	10,491	(351)	33,142	34,822	(1,680)
Depreciation, Depletion and Amortization	10,129	10,010	119	30,125	29,670	455

	113,572	143,410	(29,838)	599,586	901,569	(301,983)

Operating Income	15,407	17,840	(2,433)	121,052	121,732	(680)

Other Income (Expense):
Interest Income	164	430	(266)	1,018	1,349	(331)
Other Income	267	251	16	780	763	17
Other Interest Expense	(8,998)	(9,728)	730	(27,053)	(22,820)	(4,233)

Income Before Income Taxes	6,840	8,793	(1,953)	95,797	101,024	(5,227)
Income Tax Expense	871	3,397	(2,526)	33,543	40,721	(7,178)

Net Income	$5,969	$5,396	$573	$62,254	$60,303	$1,951

Net Income Per Share (Diluted)	$0.07	$0.07	$—	$0.75	$0.75	$—

	Three Months Ended				Nine Months Ended
	June 30,			June 30,
	2010	2009	Variance	2010	2009	Variance

ENERGY MARKETING SEGMENT
Operating Revenues	$72,830	$71,894	$936	$303,103	$350,445	$(47,342)

Operating Expenses:
Purchased Gas	68,704	68,496	208	284,473	333,386	(48,913)
Operation and Maintenance	1,847	1,412	435	4,723	4,568	155
Property, Franchise and Other Taxes	7	6	1	24	22	2
Depreciation, Depletion and Amortization	11	11	—	32	31	1

	70,569	69,925	644	289,252	338,007	(48,755)

Operating Income	2,261	1,969	292	13,851	12,438	1,413

Other Income (Expense):
Interest Income	15	39	(24)	28	67	(39)
Other Income	12	91	(79)	58	201	(143)
Other Interest Expense	(6)	(14)	8	(21)	(209)	188

Income Before Income Taxes	2,282	2,085	197	13,916	12,497	1,419
Income Tax Expense	871	754	117	5,444	4,988	456

Net Income	$1,411	$1,331	$80	$8,472	$7,509	$963

Net Income Per Share (Diluted)	$0.02	$0.02	$—	$0.10	$0.09	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended				Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

ALL OTHER
Revenues from External Customers	$9,859	$8,269	$1,590	$35,568	$30,523	$5,045
Intersegment Revenues	1,418	374	1,044	1,418	3,890	(2,472)

Total Operating Revenues	11,277	8,643	2,634	36,986	34,413	2,573

Operating Expenses:
Purchased Gas	1,205	1,181	24	4,209	4,538	(329)
Operation and Maintenance	7,111	8,748	(1,637)	20,692	28,151	(7,459)
Property, Franchise and Other Taxes	392	385	7	1,246	1,140	106
Depreciation, Depletion and Amortization	2,416	1,243	1,173	6,370	3,918	2,452

	11,124	11,557	(433)	32,517	37,747	(5,230)

Operating Income (Loss)	153	(2,914)	3,067	4,469	(3,334)	7,803

Other Income (Expense):
Income from Unconsolidated Subsidiaries	624	627	(3)	1,696	2,719	(1,023)
Impairment of Investment in Partnership	—	—	—	—	(1,804)	1,804
Interest Income	40	52	(12)	96	543	(447)
Other Income	(7)	26	(33)	32	38	(6)
Other Interest Expense	(549)	(560)	11	(1,629)	(1,921)	292

Income (Loss) Before Income Taxes	261	(2,769)	3,030	4,664	(3,759)	8,423
Income Tax Expense (Benefit)	75	(1,683)	1,758	1,739	(3,713)	5,452

Net Income (Loss)	$186	$(1,086)	$1,272	$2,925	$(46)	$2,971

Net Income Per Share (Diluted)	$—	$(0.01)	$0.01	$0.04	$—	$0.04

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(Thousands of Dollars, except per share amounts)	2010	2009	Variance	2010	2009	Variance

CORPORATE
Revenues from External Customers	$224	$228	$(4)	$652	$675	$(23)
Intersegment Revenues	1,003	1,003	—	2,545	3,062	(517)

Total Operating Revenues	1,227	1,231	(4)	3,197	3,737	(540)

Operating Expenses:
Operation and Maintenance	2,970	2,605	365	9,637	8,573	1,064
Property, Franchise and Other Taxes	69	72	(3)	210	214	(4)
Depreciation, Depletion and Amortization	178	173	5	527	521	6

	3,217	2,850	367	10,374	9,308	1,066

Operating Loss	(1,990)	(1,619)	(371)	(7,177)	(5,571)	(1,606)

Other Income (Expense):
Interest Income	22,525	22,553	(28)	67,587	62,243	5,344
Other Income	460	979	(519)	1,238	3,156	(1,918)
Interest Expense on Long-Term Debt	(21,115)	(21,756)	641	(65,238)	(57,357)	(7,881)
Other Interest Expense	(985)	(306)	(679)	(1,161)	(2,824)	1,663

Loss Before Income Taxes	(1,105)	(149)	(956)	(4,751)	(353)	(4,398)
Income Tax Benefit	(1,007)	(1,108)	101	(3,530)	(3,081)	(449)

Net Income (Loss)	$(98)	$959	$(1,057)	$(1,221)	$2,728	$(3,949)

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$(0.02)	$0.03	$(0.05)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2010	2009	Variance	2010	2009	Variance

INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(24,540)	$(24,350)	$(190)	$(77,567)	$(82,317)	$4,750

Operating Expenses:
Purchased Gas	(21,980)	(23,221)	1,241	(73,196)	(78,879)	5,683
Operation and Maintenance	(2,560)	(1,129)	(1,431)	(4,371)	(3,438)	(933)

	(24,540)	(24,350)	(190)	(77,567)	(82,317)	4,750

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(22,430)	(22,479)	49	(67,297)	(62,973)	(4,324)
Other Interest Expense	22,430	22,479	(49)	67,297	62,973	4,324

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2010		2009		(Decrease)	2010		2009		(Decrease)
Capital Expenditures:
Exploration and Production	$82,863	(1)	$34,517	(3)	$48,346	$273,849	(1) (2)	$151,678	(3)	$122,171
Pipeline and Storage	6,765		7,020		(255)	22,243		37,240	(4)	(14,997)
Utility	13,988		14,557		(569)	39,513		40,380		(867)
Energy Marketing	140		14		126	239		25		214

Total Reportable Segments	103,756		56,108		47,648	335,844		229,323		106,521
All Other	2,151		3,731		(1,580)	5,988	(2)	3,805		2,183
Corporate	68		104		(36)	202		149		53
Eliminations	—		—		—	—		(344)		344

Total Capital Expenditures	$105,975		$59,943		$46,032	$342,034		$232,933		$109,101

(1)	Amount for the quarter and nine months ended June 30, 2010 includes $24.3 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2010 since it represents a non-cash investing activity at that date.

(2)	Capital expenditures for the Exploration and Production segment for the nine months ended June 30, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the nine months ended June 30, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the nine months ended June 30, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2010.

(3)	Amount for the quarter and nine months ended June 30, 2009 includes $9.4 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2009 since it represents a non-cash investing activity at that date.

(4)	Amount for the nine months ended June 30, 2009 excludes $16.8 million of capital expenditures related to the Empire Connector project accrued at September 30, 2008 and paid during the nine months ended June 30, 2009. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2008 since it represented a non-cash investing activity at that date. The amount has been included in the Consolidated Statement of Cash Flows at June 30, 2009.
     DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2010	2009	Normal (1)	Last Year (1)
Three Months Ended June 30

Buffalo, NY	927	665	854	(28.3)	(22.1)
Erie, PA	885	631	821	(28.7)	(23.1)

Nine Months Ended June 30

Buffalo, NY	6,514	6,152	6,558	(5.6)	(6.2)
Erie, PA	6,108	5,842	6,064	(4.4)	(3.7)

(1)	Percents compare actual 2010 degree days to normal degree days and actual 2010 degree days to actual 2009 degree days.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,745	3,307	(562)	8,079	7,118	961
West Coast	940	1,014	(74)	2,866	3,063	(197)
Appalachia	4,741	2,155	2,586	11,084	6,065	5,019

Total Production	8,426	6,476	1,950	22,029	16,246	5,783

Average Prices (Per Mcf)
Gulf Coast	$4.95	$3.95	$1.00	$5.26	$4.90	$0.36
West Coast	4.38	3.04	1.34	4.92	4.10	0.82
Appalachia	4.45	4.11	0.34	5.10	6.06	(0.96)
Weighted Average	4.61	3.86	0.75	5.13	5.18	(0.05)
Weighted Average after Hedging	5.74	5.94	(0.20)	6.16	7.28	(1.12)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	135	176	(41)	389	470	(81)
West Coast	661	654	7	2,007	1,984	23
Appalachia	13	14	(1)	34	41	(7)

Total Production	809	844	(35)	2,430	2,495	(65)

Average Prices (Per Barrel)
Gulf Coast	$76.42	$56.29	$20.13	$78.64	$50.64	$28.00
West Coast	71.92	55.77	16.15	71.79	46.84	24.95
Appalachia	74.90	48.93	25.97	77.77	54.90	22.87
Weighted Average	72.72	55.77	16.95	72.97	47.69	25.28
Weighted Average after Hedging	75.23	67.19	8.04	75.65	62.67	12.98

Total Production (Mmcfe)	13,280	11,540	1,740	36,609	31,216	5,393

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.63	$0.59	$0.04	$0.70	$0.72	$(0.02)
Lease Operating Expense per Mcfe (1)	$1.42	$1.22	$0.20	$1.41	$1.43	$(0.02)
Depreciation, Depletion & Amortization per Mcfe (1)	$2.18	$2.03	$0.15	$2.15	$2.15	$—

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for the Remaining Three Months of Fiscal 2010

SWAPS	Volume	Average Hedge Price
Oil	0.5 MMBBL	$74.43 / BBL
Gas	3.9 BCF	$6.95/ MCF
Hedging Summary for Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	1.4 MMBBL	$69.76 / BBL
Gas	19.9 BCF	$6.76 / MCF
Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	0.8 MMBBL	$68.32 / BBL
Gas	13.8 BCF	$7.11 / MCF
Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$72.98 / BBL
Gas	3.8 BCF	$6.65 / MCF
Gross Wells in Process of Drilling
Nine Months Ended June 30, 2010

			East
			Marcellus		Upper		Total
	Gulf	West	Shale		Devonian		Company
Wells in Process — Beginning Period
Exploratory	0.00	0.00	16.00	(1) (2)	20.00	(2)	36.00
Developmental	0.00	0.00	14.00	(1)	68.00		82.00
Wells Commenced
Exploratory	1.00	0.00	8.00		11.00		20.00
Developmental	0.00	43.00	36.00		67.00		146.00
Wells Completed
Exploratory	1.00	0.00	11.00		7.00		19.00
Developmental	0.00	42.00	14.00		105.00		161.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		1.00		2.00
Developmental	0.00	0.00	0.00		2.00		2.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00		1.00
Developmental	0.00	0.00	0.00		0.00		0.00
Wells in Process — End of Period
Exploratory	0.00	0.00	12.00		22.00		34.00
Developmental	0.00	1.00	36.00		28.00		65.00

(1)	Gross exploratory wells were decreased by 11 and developmental wells were increased by 11.

(2)	Marcellus Shale gross exploratory wells were increased by 2 and Upper Devonian gross exploratory wells were decreased by 2.
Net Wells in Process of Drilling
Nine Months Ended June 30, 2010

			East
			Marcellus		Upper		Total
	Gulf	West	Shale		Devonian		Company
Wells in Process — Beginning Period
Exploratory	0.00	0.00	14.00	(3) (4)	19.00	(4)	33.00
Developmental	0.00	0.00	8.50	(3)	67.00		75.50
Wells Commenced
Exploratory	0.29	0.00	8.00		11.00		19.29
Developmental	0.00	40.72	22.77		67.00		130.49
Wells Completed
Exploratory	0.29	0.00	9.00		7.00		16.29
Developmental	0.00	39.72	9.50		105.00		154.22
Wells Plugged & Abandoned
Exploratory	0.00	0.00	1.00		1.00		2.00
Developmental	0.00	0.00	0.00		2.00		2.00
Wells Sold
Exploratory	0.00	0.00	0.00		1.00		1.00
Developmental	0.00	0.00	0.00		0.00		0.00
Wells in Process — End of Period
Exploratory	0.00	0.00	12.00		21.00		33.00
Developmental	0.00	1.00	21.77		27.00		49.77

(3)	Net exploratory wells were decreased by 6.50 and developmental wells were increased by 6.50.

(4)	Marcellus Shale net exploratory wells were increased by 1 and Upper Devonian net exploratory wells were decreased by 1.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Fiscal 2011 Financial & Operating Guidance

Total Production (Bcfe)	60 - 70

Production by Division (Bcfe)
Gulf	9 - 11
East	32 - 39
West	19 - 20
Guidance Based on Crude Oil Average 2011 NYMEX Price ($/Bbl) (without hedges) of $80.00

Forecast price differentials

Gulf	-$2.00 to - $8.00
East	-$5.00 to - $7.00
West	-$8.00 to - $11.00
Guidance Based on Natural Gas Average 2011 NYMEX Price ($/MMBtu) (without hedges) of $5.00

Forecast price differentials

Gulf	$0.00 to - $0.10
East	$0.00 to + $0.25
West	-$0.10 to - $0.50

Cost and Expenses $ per Mcfe

Lease Operating Expenses	$1.10 - $1.35
Depreciation, Depletion and Amortization	$2.12 - $2.22
Other Taxes (% of Revenue)	$0.10 - $0.20
Other Operating Expenses	$9M - $11M
General and Administrative	$38M - $41M

	Capital Investment by Division	Number of Wells to be Drilled
Gulf	$ 5M - $15M	0 - 2
East	$385M - $440M	120 - 150
West	$ 35M - $45M	50 - 75
Total	$425M - $500M

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Pipeline & Storage Throughput— (millions of cubic feet — MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Firm Transportation — Affiliated	15,438	17,214	(1,776)	89,201	98,204	(9,003)
Firm Transportation — Non-Affiliated	37,010	43,584	(6,574)	156,032	198,320	(42,288)
Interruptible Transportation	1,016	501	515	3,575	3,375	200

	53,464	61,299	(7,835)	248,808	299,899	(51,091)

Utility Throughput — (MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Retail Sales:
Residential Sales	7,055	8,468	(1,413)	50,292	55,001	(4,709)
Commercial Sales	920	1,221	(301)	7,666	8,984	(1,318)
Industrial Sales	66	55	11	512	499	13

	8,041	9,744	(1,703)	58,470	64,484	(6,014)
Off-System Sales	1,124	—	1,124	4,034	513	3,521
Transportation	10,530	10,747	(217)	51,957	52,476	(519)

	19,695	20,491	(796)	114,461	117,473	(3,012)

Energy Marketing Volumes

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2010	2009	(Decrease)	2010	2009	(Decrease)
Natural Gas (MMcf)	13,047	14,634	(1,587)	51,144	50,459	685

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2011 EARNINGS GUIDANCE AND SENSITIVITY

Earnings per share sensitivity to changes
(Fiscal 2011 (Diluted earnings per share guidance*)		from prices used in guidance* ^
		$1 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.60 - $2.90	+ $0.19	- $0.19	+ $0.06	- $0.06

*	Please refer to forward looking statement footnote beginning at page 8 of this document.

^	This sensitivity table is current as of August 5, 2010 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2011 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $5 per MMBtu for natural gas and $80 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2010	2009
Quarter Ended June 30 (unaudited)

Operating Revenues	$354,127,000	$367,111,000

Net Income Available for Common Stock	$42,585,000	$42,904,000

Earnings Per Common Share:
Basic	$0.52	$0.54

Diluted	$0.51	$0.53

Weighted Average Common Shares:
Used in Basic Calculation	81,801,377	79,551,195

Used in Diluted Calculation	82,970,921	80,391,402

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,482,518,000	$1,778,919,000

Net Income Available for Common Stock	$187,512,000	$73,710,000

Earnings Per Common Share:
Basic	$2.31	$0.93

Diluted	$2.27	$0.92

Weighted Average Common Shares:
Used in Basic Calculation	81,178,000	79,450,838

Used in Diluted Calculation	82,556,730	80,248,787

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,761,452,000	$2,176,776,000

Net Income Available for Common Stock	$214,510,000	$116,976,000

Earnings Per Common Share:
Basic	$2.65	$1.47

Diluted	$2.61	$1.44

Weighted Average Common Shares:
Used in Basic Calculation	80,941,793	79,805,689

Used in Diluted Calculation	82,335,561	80,994,294